PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

REGULATION A – TIER 2 OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 25, 2020, SUBJECT TO COMPLETION

EMAGINOS, INC.

12,000,000 Shares of Common Stock at $0.25 per Share
Minimum Investment:  $500.00
Maximum Offering: $3,000,000

13428 Maxella Avenue, #144
Marina Del Rey, CA 90292
(571) 921-4200
http://www.emaginos.com

See: The Offering - Page 2 and Securities Being Offered - Page 34 For Further Details

NONE OF THE SECURITIES OFFERED ARE BEING SOLD BY PRESENT SECURITY HOLDERS.  THIS OFFERING WILL COMMENCE UPON QUALIFICATION OF THIS OFFERING BY THE SECURITIES AND EXCHANGE COMMISSION AND WILL TERMINATE TWELVE MONTHS FROM THE DAY THE OFFERING IS QUALIFIED OR THE DATE ON WHICH THE MAXIMUM OFFERING AMOUNT IS SOLD (SUCH EARLIER DATE, THE “TERMINATION DATE”).

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.
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PLEASE REVIEW ALL RISK FACTORS DISCLOSED HEREIN BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.25	$0	$0.25	$0
Minimum Investment	$500	$0	$500	$0
Maximum Offering	$3,000,000	$0	$3,000,000	$0

(1) The Company has not retained an underwriter. The Company shall pay no commissions to underwriters for the sale of securities under this Offering.
(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $100,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to the escrow agent and technology providers, if any. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."
(3) There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Emaginos, Inc., a Virginia Corporation ("Emaginos" or the "Company"). There are 12,000,000 Shares being offered at a price range of $0.25 per Share with a minimum investment of $500 or two thousand (2,000) shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate dollar amount of the Shares offered is $3,000,000. (The "Maximum Offering"). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 12 months from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.
THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.
NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).
IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
NOTICE TO FOREIGN INVESTORS
IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.
Sale of the Shares of our Common Stock will commence on approximately                   , 2020.

The Company is following the “Offering Circular” format of disclosure under Regulation A+.

The date of this Offering Circular is November 25, 2020

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date or as of the respective dates of any documents or other information incorporated herein by reference, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

This Offering Circular is part of the Offering Statement that we filed with the SEC using a continuous offering process.  Periodically, we may provide an offering circular supplement that would add, update or change information contained in this Offering Circular.  Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement.  The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports that we will file periodically with the SEC.  The Offering Statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that such data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on this data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to the “Company,” “we,” “our,” “us,” and “Emaginos” refer to the activities of and the assets and liabilities of the business and operations of Emaginos, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

OFFERING SUMMARY AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock

Price Per Share:	$0.25

Minimum Investment:	$500.00 per investor

Maximum Offering:	$3,000,000. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	12,000,000 Shares of Common Stock

Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 15. herein.

Voting Rights:	The Shares have full voting rights.

Length of Offering:
Shares will be offered on a continuous basis until either
(1) the maximum number of Shares or sold;
(2) 12 months from the date of qualification by the Commission, or
(3) the Company in its sole discretion withdraws this Offering.

THE OFFERING

Common Stock Outstanding (1)	101,541,500 Shares
Common Stock in this Offering	12,000,000 Shares
Common Stock to be outstanding after the offering (2)	113,541,500 Shares
(1) The Company has authorized 250,000,000 shares of Common Stock and 1 share of Preferred Stock, of which 101,541,500 shares of Common Stock and 1 share of Preferred stock are issued and outstanding as of the date of this Offering. No Preferred Stock is being sold in this Offering.
(2) The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company may conduct one or more closings on a rolling basis as funds are received from investors.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the Offering.

Our common stock is not quoted on OTCMarkets.com or any other quotation system.  We are not listed on any trading market or stock exchange, and our ability to list our stock or quote our stock in the future is uncertain. While we intend to apply for quotation of our stock on OTCMarkets.com there can be no assurance that we will do so.  Investors should not assume that the Offered Shares will be listed or quoted on any quotation system.   A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance Emaginos, Inc. will be profitable, or that management's opinion of the Company's future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment.

The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company has not generated any revenues to date.

The Company has generated no revenues from operations. To date, most of management’s time, and the Company’s limited resources, have been spent in developing its business strategy and the Emaginos system, researching potential opportunities, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking sources of capital for the Company.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audit report, the Company’s independent auditors reported that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company has sustained operating losses of $295,311 and $343,549 for the years ended December 31, 2019 and December 31, 2018, respectively.

The Company has no operating history, and as such, any prospective investor has very little on which to assess the Company’s potential for profitability.

Because the Company is an early-stage company with limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its potential business plan. The Company has limited financial results upon which an investor may judge its potential. The Company may in the future still experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company’s management’s history and its potential operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company meets the definition of a Shell Company.

Although Emaginos has developed a specific business plan and developed its approach to education of grades K-12, because it has no or nominal revenues and operations, it may be defined as a “shell company” pursuant to the definition contained in the rules of the Securities and Exchange Commission. Status as a shell company can eliminate the availability of reliance upon Rule 144 for the sale of restricted (unregistered) securities for at least one year after such time that the Company ceases to be considered a shell company. This does not impact Shares registered in this Offering but could impact the sale of any unregistered shares of the Company by requiring a longer hold time before such shares could be sold in reliance on the safe harbor provisions of Rule 144.

The Company depends on its management team to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. Due to the relatively early stage of the Company’s business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company’s business plan. The current management of the Company has experience and a history in education and the deliverance of quality education; however, the loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to attract new subscribers and to maintain quality of existing subscribers.

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book, or other established criteria of value of the Company. Thus, an investor should be aware that the offering price does not reflect the fair market price of the Shares.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the Over the Counter Bulletin Board (OTCBB) as soon as possible. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that market or any other trading market. In order to apply for quotation on the OTCBB the Company must meet certain filing requirements and it must locate a market maker willing to file the application and initiate the quotation on the Bulletin Board. The Company may be unable to locate a market maker willing to initiate quotation of its securities. The Company has not started to locate a market maker and is unable to predict if it will be able to locate a market maker. If the Company is unable to meet the minimum requirements of the OTCBB, it may commence quotation on the Pink Sheets. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their Shares should they desire to do so.

Possible dilution in the value of Shares purchased by investors in this Offering.

The Company believes that the $3,000,000 amount offered is sufficient to enable it to implement its business plan. If a lesser amount is raised, the Company believes that it will be able to implement its business on a somewhat lesser scale as described in the Use of Proceeds section herein. However, the Company may determine to facilitate or accelerate the implementation of its business plan by increasing the capital available. In the future, the Company may determine to, or need to, raise additional capital, particularly if the full amount of this Offering is not sold. If that is the case, the Company anticipates that it may raise any such capital by an additional offering of its shares of common stock. If the Company does effect equity offerings of its securities and if the price paid for shares offered in such an offering is less than the price paid by the purchasers of the Shares, then such purchasers will suffer a dilution in the value of their Shares. In addition, if the price paid by present shareholders is less than the price paid by early investors or shareholders, then upon purchase of the Shares, current investors will experience a dilution in the value of their Shares. Furthermore, the issuance of such additional shares may impact the ability of any investor to sell their Shares once such shares are eligible for sale.

No assurance of commercial feasibility.

Although the Company has based its educational system on a currently successful operating system by a company not related to the Company, there can be no assurance that such plans and projects will have any commercial success or advantage.

The Company may face significant competition from companies that serve the education industry.

The education industry is subject to strong competition. The Company is focused on improving and developing the education provided in neighborhood public schools and as such it will be competing to develop its education system with similar models and charter schools and also from other programs all competing for the limited funds available to a public school district. As a per student subscriber-based program, the Company may also face competition from independent private schools offering similar programs which may have greater financial and marketing resources and can draw students to their programs.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.
The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, when or if a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high- risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining  the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

Public education is a politicized issue in the United States, which may cause barriers to entry in the public-school system.

Getting a school district to adopt our system in their schools may depend on the politics of the local community. We acknowledge that local groups will influence the school district’s decision to adopt Emaginos’ curriculum and that these local groups may have political ties or influence. These political ties or influences could hold the view that the older, more establish school system is the best type of education. While we as a company strive to be apolitical, and only want to provide better education to students, we know that politics of the local community may prevent us from getting into certain districts.

The effects of COVID-19 or other unforeseen pandemics may prevent us from implementing our program.

While the abnormal conditions in K-12 public schools caused by COVID-19 have stressed students, teachers, and administrators, the conditions make the Emaginos solutions even more attractive.  The various elements of the Emaginos solution facilitate operations in both physical and virtual learning settings.  Because the empowered teachers are accustomed to adapting to conditions as they arise, they are prepared to meet the needs of their students under any conditions.

Our results of operations are seasonally consistent.

Emaginos’ annual subscription business model ensures a consistent cash flow throughout the year.

Computer malware, viruses, hacking, phishing attacks and spamming could harm our business and results of operations.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. Computer malware, viruses, computer hacking and phishing attacks against online networking platforms have become more prevalent and may occur on our systems in the future. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation or brand.

Our core value of putting students first may conflict with the short-term interests of our business.

We believe that adhering to our core value of putting students first is essential to our success and in the best interests of our Company and the long-term interests of our stockholders. In the past, we have forgone, and in the future we may forgo, short-term revenue opportunities that we do not believe are in the best interests of students, even if our decision negatively impacts our operating results in the short term. Our philosophy of putting the student first may cause us to make decisions that could negatively impact our relationships with publishers, schools and brands, whose interests may not always be aligned with ours or those of our students. Our decisions may not result in the long-term benefits that we expect, in which case our level of student satisfaction and engagement, business and operating results could be harmed.

Our business and growth may suffer if we are unable to hire and retain key personnel.

We depend on the continued contributions of our senior management and other key personnel. In particular, we rely on the contributions of our current officers and directors, Scott Taub and Allan Jones. If we lose the services of one or more members of our senior management team or other key personnel, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives. Our future success also depends on our ability to identify, attract and retain highly skilled technical, managerial, finance and media procurement personnel. If we are unable to attract or retain the personnel we need to succeed, our business may suffer.

Our reputation and relationships with students would be harmed if our student users’ data, particularly billing data, were to be accessed by unauthorized persons.

We intend to maintain personal data regarding our student users, including names and, in many cases, mailing addresses. We will take measures to protect against unauthorized intrusion into our all of the district’s data. If, in the future, despite these measures, we or our payment processing services experience any unauthorized intrusion into our districts’ users’ data, current and potential districts may become unwilling to provide the information to us necessary for them to engage with our platform, we could face legal claims and our business could be adversely affected. The breach of a third party’s website, resulting in theft of usernames and passwords, could result in the fraudulent use of information. Similarly, if a well-publicized breach of the consumer data security of any other major consumer website were to occur, there could be a general public loss of confidence in the use of the Internet for commerce transactions which could adversely affect our business.

If we become subject to liability for the Internet content that we publish or that is uploaded to our websites by students, our results of operations could be adversely affected.

As an intended publisher and distributor of online content, we face potential liability for negligence, copyright or trademark infringement or other claims based on the nature and content of materials that we publish or distribute. We also may face potential liability for content uploaded by students. If we become liable, then our business may suffer. Third parties may initiate litigation against us without warning. Others may send us letters or other communications that make allegations without initiating litigation. We may in the future receive such communications, which we plan to assess on a case-by-case basis. We may elect not to respond to the communication if we believe it is without merit or we may attempt to resolve disputes out-of-court by removing content or services we offer or paying licensing or other fees. If we are unable to resolve such disputes, litigation may result. Litigation to defend these claims could be costly and harm our results of operations. We cannot assure you that we will be adequately insured to cover claims of these types or indemnified for all liability that may be imposed on us. Any adverse publicity resulting from actual or potential litigation may also materially and adversely affect our reputation, which in turn could adversely affect our results of operations.  In addition, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for caching or hosting, or for listing or linking to, third-party websites that include materials or other content that infringe copyrights or other intellectual property or proprietary rights, provided we comply with the strict statutory requirements of this Act. The interpretations of the statutory requirements of the Digital Millennium Copyright Act are constantly being modified by court rulings and industry practice. Accordingly, if we fail to comply with such statutory requirements or if the interpretations of the laws pertaining to this Act change, we may be subject to potential liability for caching or hosting, or for listing or linking to, third-party websites that include materials or other content that infringe copyrights or other intellectual property or proprietary rights.

Confidentiality agreements may not adequately prevent disclosure of trade secrets and proprietary information.

We have devoted substantial resources to the development of our intellectual property and proprietary rights. In order to protect our intellectual property and proprietary rights, we rely in part on confidentiality agreements with our officers, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases, we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

If we are unable to protect our domain names, our reputation and brand could be adversely affected.

We currently hold domain names relating to our brand, including Emaginos.com. Failure to protect our domain names could affect adversely our reputation and brand and make it more difficult for students to find our website, our content, and our services. The acquisition and maintenance of domain names generally are regulated by governmental agencies and their designees. The regulation of domain names in the United States may change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars, or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar intellectual property and proprietary rights is unclear. We may be unable to prevent third parties from acquiring and using domain names that are similar to, infringe upon or otherwise decrease the value of our brand name, trademarks or other intellectual property or proprietary rights.

Increased funding of educational programs by the local or national government may negatively impact our business.

It is possible but highly unlikely that increased funding of educational programs would result in either greater competition or reduced demand for our products and services. For example, increased funding of educational programs may lead to nationwide student access to educational courses and services, as well as publicly available state-sponsored learning centers. Increased access could dramatically increase the demand for online supplemental education, which could be expected to lead to an increase in the number of private competitors we face.

Problems with content delivery services, bandwidth providers, data centers or other third parties could harm our business, financial condition or results of operations.

Our business plan relies significantly on third-party vendors, such as data centers, content delivery services and bandwidth providers. While no single vendor is material to our operations, if any third-party vendor fails to provide their services or if their services are no longer available to us for any reason and we are not immediately able to find replacement providers, our business, financial conditions or results of operations could be materially adversely affected.

Additionally, any disruption in network access or related services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business operations. If our service is disrupted, we may lose revenues due to our inability to provide services and we may be obligated to compensate customers for their loss. Our reputation also may suffer in the event of a disruption. Any financial or other difficulties our providers face may negatively impact our business and we are unable to predict the nature and extent of any such impact. We exercise very little control over these third-party vendors, which increases our vulnerability to problems with the services they provide. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could negatively impact our relationships with our customers and materially adversely affect our brand reputation and our business, financial condition or results of operations and expose us to liabilities to third parties.

Our data centers are vulnerable to natural disasters, terrorism and system failures that could significantly harm our business operations and lead to client dissatisfaction.

In delivering our solutions, we are dependent on the operation of our data centers and bandwidth providers, which are vulnerable to damage or interruption from earthquakes, terrorist attacks, war, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our system, and similar events. We do not have insurance to cover any losses. The occurrence of a natural disaster, a terrorist attack, a provider’s decision to close a facility we are using without adequate notice or other unanticipated problems at our data centers could result in lengthy interruptions in our service. Interruptions in our service could reduce our revenues and profits, and our brand reputation could be damaged if customers believe our system is unreliable, which could have a material adverse effect on our business, financial condition and results of operations.

Our business may be adversely affected by malicious third-party software applications that interfere with the function of our technology.

Our business may be adversely affected by malicious software applications that make changes to operating computers and interfere with our technology. These applications may attempt to change users’ experience in using our future virtual classrooms or teaching modules, including changing configurations of our user interface, or otherwise interfering with our ability to connect with users. The interference may occur without disclosure to or consent from users, resulting in a negative experience that users may associate with our solutions. These software applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. If our efforts to combat these malicious software applications are unsuccessful, our reputation may be harmed, and users may be reluctant to use our services. This could result in a decline in usage of our educational services and corresponding revenues, which would have a material adverse effect on our business, financial condition and results of operations.

Competition in the education industry is strong. If we cannot successfully compete, our business may be adversely affected.

While the Emaginos transformational subscription service is unique in the marketplace in which we plan to compete,  we anticipate that we will face additional competition from new entrants. Additionally, potential competitors with established market shares and greater financial resources may introduce competing projects or offer their services to our clients or potential clients. Thus, there can be no assurance that we will be able to compete successfully in the future or that competition will not have a material adverse effect on our operations. Increased competition could result in lower than expected operating margins which would materially and adversely affect our business, results of operation and financial condition.

Our officers and directors have extensive experience in the U.S. education industry, which should benefit us in successfully implementing our business plan and improve our ability to earn revenue, however, there is no guarantee that management’s experience will result in successful operations.

Our officers and directors have extensive  experience in the United States education industry. Our management’s substantial experience should enhance their ability to successfully implement a curriculum that will result in clients retaining our services. It is likely that our management’s inexperience with preparing a curriculum will improve our ability to earn revenue, however, there is no guarantee management can achieve the expected outcome.

 We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Our board of directors has issued shares of preferred stock, which may make an acquisition of our Company by another company more difficult.

We have adopted and may in the future adopt certain measures that may have the effect of delaying, deferring or preventing a takeover or other change in control of our Company that a holder of our common stock might consider in its best interest. Specifically, we have issued one (1) share of Series A Preferred Stock to our CEO, Scott Taub which grants the holder the voting rights to control 51% of the votes on any matter voted on by the holders of our common stock.  As a result, the issuance of the preferred stock may have a material adverse effect on the price of our common stock and could make it more difficult for a third party to acquire a majority of our outstanding common stock.

Risks Relating to This Offering and Investment

In the future we may seek additional financing through the sale of our common stock resulting in dilution to existing shareholders.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding, and each existing shareholder will own a smaller percentage of the shares then outstanding, which will result in a reduction in the value of an existing shareholder’s interest. To raise additional capital, we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

There are doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

As discussed in Note 2 to the accompanying unaudited financial statements as of June 30, 2020 and December 31, 2019 and the three and six months ended June 30, 2020 and 2019, and audited financial statements as of December 31, 2019 and 2018 and the years then ended, the Company’s ability to become a profitable operating company is dependent upon obtaining financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised doubts about our ability to continue as a going concern.  We plan to attempt to raise approximately $3 million in additional equity capital by selling shares in this offering and, if necessary, through one or more private placements or public offerings.  However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors.  These factors, among others, may make it difficult to raise the necessary amount of capital.

The Company May Undertake Additional Equity or Debt Financing That May Dilute he Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A "Best Efforts" Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a "best efforts" basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company's working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity The Company Needs To Raise

There is no assurance that the maximum number of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company's current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company's present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There Currently No Trading Market for the Company's Shares

No public market currently exists for the Company’s common stock. Our common stock is not listed or trading on any exchange or automated quotation system.  We intend, upon effectiveness of the registration of which this prospectus is part, to engage a market maker to apply for quotation on the OTCBB.  There can be no assurance that a market maker will agree to file the necessary documents with the FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and "forward- looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 10.57% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.
If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.
Our historical net tangible book value prior to this offering was $(951,721) based on 101,541,500 outstanding shares of our Common Stock outstanding. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.
The following table illustrates the per share dilution to new investors discussed above, assuming the sale of 100% of the shares offered for sale in this offering (before deducting estimated offering expenses of $100,000):
Percentage of shares offered that are sold	100%
Price to the public charged for each share in this offering	$0.25
Historical net tangible book value per share prior to offering (as at June 30, 2020)	$(0.0094)
Increase in net tangible book value per share attributable to new investors in this offering (1)	$0.0450
Net tangible book value per share, after this offering	$0.0357
Dilution per share to new investors	$0.2143
(1)	Based on net tangible shareholders equity book value prior to this offering of $(951,721) based on 101,541,500 outstanding shares of Common Stock.
(2)	Before deducting estimated offering expenses of $100,000.

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 12,000,000 Shares of our Common Stock. The Offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. The Company will undertake one or more closings on a rolling basis as funds are received from investors. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the Company. Except as stated above, subscribers have no right to a return of their funds unless no closings have occurred by the termination date of the Offering, in which event investor funds will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 12 months from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.
None of the Shares being sold in this offering are being sold by existing securities holders.
After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an "accredited investor" as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 12 months. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $500.00. All subscription checks should be sent to the Company’s corporate headquarters.

In such case, subscription checks should be made payable to Emaginos, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 2" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $3,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $3,000,000, before deducting offering costs of approximately $100,000.  The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

Estimated Uses of Proceeds for the Maximum Offering

Use	25%	50%	75%	100%	Maximum Offering Percentage
Sales and Marketing	$90,000	$150,000	$300,000	$450,000	15%
Product Development	$150,000	$300,000	$400,000	$500,000	17%
Research	$25,000	$50,000	$70,000	$90,000	3%
Travel and Expenses	$50,000	$80,000	$100,000	$125,000	4%
Management Accrued Salary	$0	$100,000	$250,000	$450,000	15%
Salaries and Wages	$250,000	$500,000	$700,000	$820,000	27%
Employee Healthcare	$25,000	$50,000	$65,000	$75,000	3%
Office Expense	$25,000	$35,000	$50,000	$75,000	3%
Debt Repayment	$25,000	$25,000	$25,000	$25,000	1%
Insurance	$10,000	$20,000	$40,000	$75,000	3%
Colocation of Servers	$5,000	$5,000	$5,000	$5,000	0%
Legal and Accounting	$25,000	$40,000	$50,000	$60,000	2%
Working Capital	$55,000	$100,000	$120,000	$150,000	5%
Offering Expenses	$15,000	$45,000	$75,000	$100,000	3%
Total Spending	$750,000	$1,500,000	$2,250,000	$3,000,000	100%
Gross Proceeds from the Offering	$750,000	$1,500,000	$2,250,000	$3,000,000	100%

Our management will have broad discretion in the allocation of the net proceeds of any offering. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DESCRIPTION OF BUSINESS

Our Company

Emaginos, Inc. was incorporated under the laws of the Commonwealth of Virginia on January 24, 2008. We refer to Emaginos, Inc. herein as “Emaginos,” the “Company,” our “Company,” “we,” “us” and “our.” Our Company has no subsidiaries.

General Development of the Business

Emaginos is an education company that intends to provide online curriculum and education tools to teachers in an unprecedented time – in the wake of the COVID-19 pandemic. The Company’s management team is currently in the process of developing its K-12 curriculum. The Company’s goal is to provide students with a better and more modern approach to education, preparing them for the work force and an increasingly digital workplace. Our management team believes that the future of education requires: 1) quick adaptation to the current learning environment where parents are struggling to teach their school-aged children on their own, and 2) innovating the curriculum to be able to accommodate for the inability to have in-person classroom sessions.

As many commentators have noted, the education offered by most public schools does not meet students’ expectations and tends to be technologically lacking – a huge infrastructure issue that was only realized once schools were shut down and students were at home trying to understand their coursework on their own. In fact, we have found that most public schools are failing at preparing students for the job market and the technologically savvy society where they will be employed. With this in mind, we developed our business model in a way that is designed to transform the education paradigm while simultaneously generating revenue for the company. We intend to utilize the proceeds from this offering to implement a one-stop shop for education resources for both students and teachers alike, using our proprietarily protected names for our web-based platform.

Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions

In August 2019, the following trademarks were filed with the U.S. Patent and Trademarks Office (“USPTO”):

1. “Emaginos” application under file number 88594778

2. “EdManage” application under file number 88595892

3. “Emagination Station” application under file number 88596216

4. “Emaginos Logo” application under file number 88596162

History of Emaginos

Scott Taub and Allan Jones serve as directors and executive officers of the Company. The Company was started by Jack Taub, father of the current Chief Executive Officer of the Company, Scott Taub. Jack Taub had early success with his business, The Source, which laid the foundation for modern social media platforms. Jack later sold The Source to Readers Digest. He was determined to utilize some of the money he made to make a difference and improve the quality of K-12 education, an area in which he had an ongoing interest. He worked with experts and sought advice of experienced administrators and educators. Eventually, Emaginos, a project-based, textbook-free curriculum, began to develop. Jack Taub passed away and did not get see his project come to fruition. The Company’s current Chief Executive Officer, Scott Taub, is currently working towards making his father’s dream a reality: a better education for all children in America.

The U.S. Education System Overview

The U.S. education system, consisting of K-12 education, consists of approximately 56.5 million students in more than 130,000 schools, according to the National Center for Education Statistics. The U.S. K-12 school system has over 97,000 public schools and more than 32,000 private schools. A number of highly influential factors have impacted K-12 education in the U.S.

Increased Access to Computers and the Internet. Today, students use technology at home, while schools are shut down, and in the classroom. Many students have access to internet-enabled computers at school and home, with many schools providing these supplies during the pandemic to children that did not have them originally. Increased usage and acceptance of online technology is changing how education content is delivered and utilized by teachers and students.

Increased Accountability. In the 2015-2016 school year, the United States. spent more than any other developed country on education – a whopping $706 billion according to the U.S. Department of Education. According to a report from 2017-2018 by the World Economic Forum, the United States has steadily climbed the ranks to 2nd in education over the past decade. To avoid American students falling behind their foreign counterparts, students must be encouraged to enter vital fields for innovation and entrepreneurial vigor, including: science, technology, engineering and math. Additionally, within the United States, there is a disparity in academic performance between public schools in affluent neighborhoods in comparison to public schools in poorer neighborhoods. As a result, policymakers and parents have paid greater attention to the effectiveness of U.S. public schools, demanding higher education standards and more accountability from teachers, administrators and school districts. States publish accountability reports that show each school’s progress and ability to meet the proficiency standards set by the state. These results are often reported by the local press outlets. During president Obama’s administration, he launched the $4.35 billion “Race to the Top” fund to emphasize and replicate education strategies as part of the administration’s highly publicized education reform methods.

Legislative Developments. In 2001, Congress reimplemented No Child Left Behind (“NCLB”). NCLB requires that states that receive federal funding for education, establish high, state-wide, academic standards in reading, mathematics and science for students in grades 3 through 8 and in high school, to assess students’ proficiency in meeting these academic standards on an annual basis. NCLB requires states to set incremental milestones for all students to show annual proficiency improvements, with the goal of obtaining grade-level proficiency by 2014. As states implemented new, higher academic standards and assessments in response to NCLB, the data showed that many schools in large, urban, poorer communities were not meeting NCLB’s Adequate Yearly Progress milestones. As a result, educators began exploring instructional tools to help students master academic standards and improve performance on annual accountability assessments; This has driven demand for curriculum content and assessment products. In 2009, congress passed the American Recovery and Reinvestment Act, better known as the stimulus act, which provides more than $64 billion of federal funds for the Department of Education, with a phased roll-out of such funds to states. In order to receive the funds, states had to satisfy certain conditions, which were expected to correspond with the basic tenets of NCLB reauthorization. These conditions include assurances that states will strive to meet more rigorous educational standards, improving underperforming schools, lowering high school dropout rates and ensuring student readiness for success in college and the workforce. On December 10, 2015, the Every Student Succeeds Act was signed by President Obama whereby the measure reauthorized the Elementary and Secondary Education Act. All of the foregoing legislation produced the desired effect and the United States went from ranking nearly 30th in the world in K-12 education to 2nd, but our management team believes that the education system in the United States can be even more efficient and effective at producing graduates that are prepared to enter the workforce. Furthermore, the recent COVID-19 pandemic has shocked our communities and schools are now searching for a way to provide online-based education to students, which we plan to implement.

Flaws in Our Current Education System

For years, a steady stream of commissions and panels have made the case that public school education in the United States has been slow to adapt curriculum to prepare students for the modern and technology driven workforce. A 1983 report from the National Commission on Excellence in Education identified this decline which theme was echoed by the Twentieth Century Fund, the Educational Commission of the States, and the Carnegie Foundation for the Advancement of Teaching, among others.1 Their conclusions were similar – the educational performance that exists today in America does not keep pace with other countries worldwide.  Only within the last decade have we begun to see that change and our managerial team intends to assist the K-12 schools in the United States with adapting to the current environment.

Many schools teaching methods target infrequent high stakes testing, such as standardized multiple-choice tests, so that the performance record of the school meet state and local requirements.2 Memorization often trumps critical thinking and understanding on these high stakes tests. Our goal is to take a holistic approach and ensure that children have a broad understanding of what they are being taught rather than the regurgitation of facts.

In 2007, as part of its America’s Perfect Storm: Three Forces Changing our Nation’s Future report, the Educational Testing Service wrote that by employing demographic projections combined with current skill distributions, that over the next 25 years or so, as better-educated individuals leave the workforce they will be replaced by those who, on average, have lower levels of education and skill.3 Over this same period, nearly half of the projected job growth will be concentrated in occupations associated with higher education and skill levels. This means that millions more students and adults will be less able to qualify for higher paying jobs.

In its report, Reach Higher, America: Overcoming Crisis in the U.S. Workforce, the National Commission on Adult Literacy concluded that in order to combat adult illiteracy, the American K-12 education system must stop turning out undereducated adults. As a response to these reports and other similar studies, Emaginos, Inc. has developed a new education system with a clean slate, rather than attempting to repair or add features to the current system.

The Company believes that local school districts are looking for ways to provide better public education at a fair price and Emaginos, Inc. intends to become the answer to those needs.

Business and Education Goals

The Company’s goal, as stated in its mission statement, is to provide the platform that transforms every K- 12 school in the country into a high-performing institution of discovery and learning. Emaginos, Inc. wants to become a trusted partner and help public schools with this transformation using its proven model. The Company does not seek to create more charter schools, displace teachers and school boards, nor take over and operate schools. The Company anticipates working with the school boards and teachers to transition local existing neighborhood public schools into innovative, cutting edge, learning environments and to help local schools become a distinguished neighborhood centers for learning.

The Company anticipates developing its education system to deliver a cost effective and profitable suite of educational support services that enables schools and districts to transform and operate effectively and efficiently while providing customized education for every student. Some measures of success might include:

1. Increased graduation rates.

2. Increased participation in post-secondary education or training programs.

3. Improved teacher recruiting and retention.

4. Improved economic development in the community.

5. Improved public safety by reducing crime in the community.

1 https://www.edreform.com/wp-content/uploads/2013/02/A_Nation_At_Risk_1983.pdf
2 https://www.theatlantic.com/education/archive/2018/04/-american-students-reading/557915/
3 https://www.ets.org/Media/Education_Topics/pdf/AmericasPerfectStorm.pdf

The Emaginos System

The Emaginos System is based upon a similar program developed under the supervision of Dr. Larick, a retired superintendent who had great success with a similar program at the Tracy Learning Center.

The Emaginos System will be a comprehensive system of programs, services and products. We anticipate that the system will include operational and administrative software, and a comprehensive professional development program to ensure the successful implementation of the curriculum. The system involves a major overhaul of the current classroom structure of individual learning into a group learning and project-based curriculum. The Emaginos System will be designed for multi-disciplinary project based, student-centered, small-group team learning that replaces hard-copy textbooks with web-based learning resources. Management anticipates that the Emaginos System can also be done from the comfort of the student’s own home. The Company believes that using modern technology and extensive web-based learning is active, comprehensive and engaging for students. This will mimic the modern workforce and better prepare students to succeed professionally.

Program:  The system will design a program of teamwork, student-centered and project-based learning.

Services:  The Emaginos System will offer full training and maintenance of its system including the hardware and software.
Products: Embedded in the Emaginos System will be items that can be marketed independently such as the Student Information System (SIS) and the Discovery Learning Software (DLS). These items will be sold as a stand-alone subscription or as a licensed item.

 Within this framework, the Company anticipates that it will have three possible interrelated products or services as listed below. The comprehensive transformation of each school to adapt the Emaginos’ model is the core of the Emaginos System and the discussions contained herein primarily focus on the adoption of that core business.

1. The comprehensive transformed school model: Emagination Station. The Company either transforms an existing school or establishes a new one based upon its model.

2. The Emaginos daily curriculum for students: Emaginos Education. This curriculum is textbook-free, student-centered, small-group based, multi-disciplinary and project-based, with an emphasis on using the Internet and other digital sources.

3. An administrative software package: EdManage. The Company anticipates this information technology software to utilize a customized educational analytics platform which includes the Student Information System (SIS) and back-office software.

Learning Teams:

A primary component of the Emaginos system is the use of Learning Teams, small groups of students working together to find and build answers and solutions.

The students study the same knowledge found in textbooks, but they learn in a multi-disciplinary context and use the internet and other electronic source materials as would occur in today’s modern environment. By working in Learning Teams, students learn to develop and utilize 21st century problem-solving skills that will prepare them to deal with the real-life challenges that they will undoubtedly face in higher education and the workplace.

Learning teams could have a variety of courses, and some Emaginos students may choose coursework to learn how to get a job and how to start a company. For instance, the design of the career program includes a unit for small teams to take an idea and build a business around it. In other courses, students will work in small teams solving problems. The program will be designed to give students the confidence and skills to create their own jobs, and potentially jobs for others as well.

In addition, the small group setting enables the teachers to customize the education for every student.

Project Based:

The Emaginos System will provide a comprehensive textbook-free, multi-level, project-based, multi-disciplinary, small-group, student-centered learning environment. In addition to mastering the academic content standards, including all the Science, Technology, Engineering, and Math (STEM) concepts, the students working on project-based tasks to develop skills in teamwork, communication, problem solving, researching, planning, time management, analysis and other basic working skills.

Teachers will show students how to find and use information rather than providing it to them. As a result, students will be actively engaged in learning. Teachers in this type of active learning environment are empowered to adapt and customize education according to the learning needs of each student. The teachers will be able to collaborate to design and develop customized ways to improve their programs.

As currently designed, the Emaginos System incorporates longer school days and longer school years to enable students to complete a mandatory 200 hours of community service, take college courses, complete internships and engage in a broad selection of elective and enrichment courses.

Technology Interface

As technology becomes more essential, schools must ensure that students and teachers are comfortable using current technology. The COVID-19 pandemic has taught us that schools have not prepared to fully transition to a technology-based classroom structure. The Emaginos System relies on students, teachers and district employees having access to appropriate technology. Students need to develop the knowledge and skills for using technology.

The Company intends to partner with major technology vendors to upgrade and maintain technology in schools using the Emaginos System. The Company will begin with a comprehensive assessment of the existing infrastructure, prioritizing the urgency for upgrading the equipment and applications. The Company anticipates that its technology infrastructure will integrate all items from the student’s desktop to cloud storage, including such items as printers, tablets, security systems, electronic products and services. On average, the Company projects that it will refresh most technology every three years. These upgrades are intended to be included in the general package of subscriptions services to be provided by the Company. The upgrade of technology is envisioned as part of the Company’s comprehensive Emaginos System and is not necessarily intended as a separate revenue stream requiring separate billing for such upgrade service.

The Company envisions providing a comprehensive and integrated administrative and academic software infrastructure, Emanage, which coordinates such items as finance, HR, food service, transportation, student information, and transportation services.

Services

The Company anticipates that the Emaginos System will provide 24/7 access to a broad range of training and support services to students, teachers and administrators, including among other items peer mentoring, personal learning support and online tutorials.

Steps of Implementation

Emaginos, Inc. is a company dedicated to transforming K-12 public schools to schools that provide more effective learning environments. The Company believes in the concept of neighborhood schools as the center of the community. To achieve this vision, the Company intends to begin by transforming one school in a specific school district as an initial model school to use as the example for the Emaginos System. This model will be used to show the public and school board the need to adapt the Emaginos System to some, or all of the other schools in the district.

To achieve the Emaginos vision, the Company intends to provide a wide range of resources from technology infrastructure and curriculum to training and other services that enable the local school district to operate its schools in the Emaginos System model. The Company anticipates that the schools using the Emaginos System will operate at no additional costs to the school district.

The first step in implementing the Emaginos System is to get basic agreements with involved parties: the school board, administration, teachers, teacher unions, community and the local press. Although typically the final decision for implementing the Emaginos System may rest with the school board, the Company believes that bringing these groups together will build a broad base of community support for the implementation of the system. By meeting together, effective resolution of issues can be achieved and greater broad-based support for action of the school board in trying the Emaginos System.

Thereafter, upon acceptance by the appropriate agency, typically the school board, the Company will implement its system by installing the processes at a selected school or schools.

As it establishes programs in its initial client schools, the Company will be working to further develop a software interface and a repository for the materials and processes. The Company will also be giving the system and process a comprehensive evaluation and upgrade for both content and look-and-feel. This approach will allow the Company to get to market faster and to begin to generate cash flow even as it improves the Emaginos System.

The Company will deliver the Emaginos System in two phases. The first phase is the transformation phase. During that phase, Emaginos will:

● Upgrade the technology in the schools, then operate, maintain and repair the complete IT and telecommunications infrastructure.

● Train the teachers how to thrive in the Emaginos Discovery Learning System environment.

● Work with the staff in each school to adapt and tailor the curriculum to meet the local demographic, cultural and economic development needs.

● Install and implement a comprehensive administrative and operation IT and telecommunications infrastructure.

● Develop a set of report templates to provide information supporting academic and administrative decision making. (These would be in addition to a set of report templates available for meeting local, state and federal reporting requirements.)

● Build a community support program for each school.

Phase two moves from transformation to support and continuous improvement. During phase two, Emaginos will:

● Provide 24/7 professional development and mentoring services to faculty and staff.

● Upgrade the technology every three years.

● Use the information gathered from the schools and the community to continuously improve the Company’s products and services.

In order to ensure the desired impact, the program must be implemented as a comprehensive integrated system. As a result, the system is composed of a wide range of elements, many of which are mandatory and some of which are optional. To encourage the fullest implementation possible, there is no charge for the optional elements of the program. Some of the elements can be adapted to local conditions, but adopters are not permitted to opt out of any of the mandatory elements.

The products and services are priced to include a robust training and support program to ensure a successful implementation and ongoing customer satisfaction.

The Company anticipates that it will employ a panoply of employees to implement, administer and direct the Emaginos System. Depending on the success of the Offering and the success of the system the number of personnel staffing each department may vary. The Company envisions it will eventually need employees for:

1. Research and development to monitor, update and improve the technology elements of the system.

2. Sales and marketing group.

3. Implementation staff to install the system and train schools and other personnel.

4. Operational group that provides continuous remote support to students and teachers.

5. Administrative staff to manage the business and oversee development, access and use.

Emaginos Research and Development Center

The Company’s vision includes Emaginos’ operating profitably enough to support a world-class education R&D Center for continuously improving the system. The Company anticipates that the R&D Center will be open to all education/technology vendors and researchers. Emaginos plans to work with these vendors to integrate their resources into the learning environment. At the same time, the R&D Center will provide the vendors insights into what next-generation products will be needed.
Potential Revenue
The Company envisions that its products and services will have a one-time cost to develop with very low incremental costs for each new customer installation: that is, the first school district will break even and each subsequent school or district will provide the same revenue, but with progressively less cost to transform and support. This growing profit margin will enable the Company to improve products and services and develop the business.
The Company anticipates that it will create a group of model public/charter schools. The Company will generate revenue from each of these schools with the sale of the curriculum, administrative and operational software that supports the operation of the Emaginos System.
Along with revenue from establishing and operating a group of schools, the Company intends to have two companion products: the textbook free curriculum and the back-office software and associated hosting services. There are many successful examples of schools and districts that have made or are making the transition from traditional textbooks to digital content. Selling, supporting and maintaining the online, textbook-free curriculum is one of the Company’s potential revenue streams.
Teachers using the curriculum will be able to create additional lessons and submit them to the Company for review, validation and inclusion in the curriculum – giving the author credit and a nominal stipend for their work. This will provide an inexpensive source of new content while also giving the users a sense of ownership in the curriculum.
The Company intends to offer a hosting service with the option of offering a comprehensive back-office suite of administrative and operational applications. Both the hosting service and the textbook-free curriculum will be revenue generators.

The Company believes that it will save local districts and schools effort and investment by providing a complete solution as a turn-key package. Training the teachers how to use the system is included as an affordable part of an easy to use bundle of products and services.

The Company intends to provide two pricing options: subscription service and licensed use.

Subscription Plan. The Company will provide a comprehensive suite of services that empowers and enables the school district to transform itself into an engaging learning environment on an annually renewable subscription basis. The subscription plan includes all elements of the Emaginos System, including:

1. Total Emagination: The transformation of an existing school or the establishment of a new school.

2. Emagination Education: The textbook-free, student-centered, small-group, multi-disciplinary, project-based curriculum that uses the Internet and other digital sources.

3. EdManage: An administrative and information technology software package.

The Company’s subscription model supports continuous improvements and operations by providing a range of products and services. Unlike hardware or software sales that produce a one-time revenue hit, the subscription model creates a continuing annual revenue stream. The Company will be providing the district’s complete technology infrastructure, hardware and software. The Company plans to have a service contract that the district can simply renew annually without having to bid out each year. The Company anticipates it will price the subscription service at $12 per teacher and student for the curriculum and $15 per teacher and student for the Student Information System software.
Providing services as a subscription service enables the Company to use analytics to control and manage the quality of implementation at every participating district. It also makes the participating districts continuous and on-going customers of the Company in order to deliver the program.
Licensed use model. In the licensing model, the first-year cost for the curriculum is $7,500 with recurring annual costs of $3,500. The first-year cost for the Student Information System software is $10,000 with recurring annual costs of $6,000.
The Company will offer a bundled package that includes the Emagination Education Curriculum and Student Information System software, plus training for staff and faculty as needed. The licensed use system only includes the Emagination Education Curriculum and not the Total Emagination school transformation nor the EdManage back-office technology package. Pricing will be determined on a case-by-case basis. The bundled package also includes regular backup services for all the data and preparation for continuity in the event of an external disaster. The price will include continuous updates for the curriculum and the Student Information System.
Converting and transferring data from a pre-existing system will be priced on a case-by-case basis and provided at an additional cost. Schools that purchase both the Emagination Education curriculum and the software will be given a discount on the combined price.

The Emaginos Solution Advantages

The Company believes that its product offers advantages that make it attractive to school districts, distinguishing it from the competition, which provides strong possible revenue returns:

1. Emaginos is a subscription service, which should provide steady and returning clients producing a robust and reliable revenue stream.

2. The Emaginos transformation package is going to be mostly embedded software applications and online content, so new customers bring more revenue at a small incremental cost.

3. Technology will play an increasing role in education, and Emaginos plans to lead in the understanding and use of the innovations made possible.

The Company intends to replace, operate, upgrade and maintain the district’s entire telecommunications and computing hardware and software infrastructure, solving many current applications interoperability conflicts.

4. Emaginos plans to work with educational content providers, rather than compete with them, to integrate their products in the Emaginos System so customers can use such products. The Company will serve as a sales/marketing channel for vendors and such vendors will likely do the same for the Company.

5. Emaginos intends provide a comprehensive professional development and personal growth program for teachers and administrators. Professional learning communities, online courses, peer group support/chat rooms and other platforms will enable people with shared interests and needs to collaborate, communicate and cooperate in their teaching and learning activities.

6. The Company believes that parents, teachers, students, administrators and the local community and business leaders will like the Emaginos schools, so the politicians will continue to fund them.

7. The Power of US Foundation (sponsored by Emaginos, Inc.) provides a program and platform for involving the community in the neighborhood schools.

8. The Emaginos Learning Research Center (ELRC.) will evolve, develop and deliver educational innovations.

9. The Company plans to hold an annual Emaginos Educational Leadership and Innovation Conference to introduce new customers to its services; positioning Emaginos, Inc. as a national educational thought leader. The Company will pay for customer districts to send a team to the conference. The conference will present the newest results from the previous year’s activities at the ELRC and provide opportunities for attendees to describe things they want the ELRC to work on for the following year’s innovations. The conference will be open to the public and a profit center – while also serving as a marketing/sales program.

10. The Company will sell complete transformation services, on-line textbook-free curriculum, and integrated software services. The latter two will serve as marketing tools to convert the users to the complete transformation service.

The Company’s management has studied the current model of a program similar to the one it will offer (the Tracy Learning Center). That school has been in operation for over fourteen years with outstanding results. The Company is not affiliated with nor has any relationship with the Tracy Learning Center and cites the success of its program to illustrate the positive results of a system similar to that constructed by the Emaginos System and Dr. Larick. The results of that school have been proven with:

● The California state standardized test scores for past 5 years, each of these schools consistently ranks the top 20% of all schools. The program never teaches to the test and students still perform well.

● Graduation rates of 96%.

● College acceptance rates of 98%.

● Teacher turnover of less than 5%. We believe this turnover is mainly due to family transfers and other family issues.

● The Rossier School of Education at USC ranked the model elementary school as the third best charter school in the California out of 1,000 charter schools.

The Market

The Company believes its market consists of not only all of the country’s public schools but that the Company’s program can be utilized by independent private and Parochial schools. Any one of these segments provides a huge market for the Company’s services.

While there are some excellent charter school models in place, the Company is focused on transforming public schools and supporting their operation as efficient and effective public schools. Because the model empowers teachers, and pays them accordingly, the company believes it will receive the support of teachers and teachers’ unions once the system is presented.

Customers

The initial sales and marketing program will be focused on implementing the Emaginos program in up to 25 schools; and selling the curriculum and operational software to a similar number of schools. The political and economic climate supports these as initial targets. The Company will target a small select number of geographical locations.

Competition

The Company does not intend to replace the management structure and people in a school. Instead it will provide a suite of products and services that enable the individuals running the school to be empowered to operate the school more effectively. This approach provides the Company a competitive advantage in the following ways:

● Planning – This planning process encompasses all effected parties and enables communities to build local support for taking on major challenges, like transforming K-12 schools across the district.

● The district retains local control of its schools.

● More for Less – By starting with a clean slate, selecting a comprehensive, but not conflicting or redundant, set of proven best practices and designing them as a cohesive system, the program can be operated within most existing budgets.

Emaginos, Inc. has taken a unique approach to transforming K-12 education. As a result, there is no direct competitor. However, certain charter school company like KIPP, Camelot or National Heritage Academies (formerly known as Education Development Corporation), or some private schools that deliver customized education, or an education management organization that takes over and operates a school for the district are certainly indirect competitors vying for the acceptance of their system by local school boards and school districts. The company believes that in those models, the district gives up some or all of its control of the impacted school and keeping the existing infrastructure of the school in tact is important, but learning tools must be enhanced for a technologically advanced society.

DESCRIPTION OF PROPERTY

The Company does not own any property.   The Company has its headquarters at 13428 Maxella Avenue, #144, Marina Del Rey, California 90292.  This space is currently provided by the Company free of charge by management.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this prospectus, and see “Risk Factors” beginning on page 3  for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

RESULTS OF OPERATIONS

Fiscal Years ended December 31, 2019 and 2018

Revenues. The Company did not generate any revenues in the fiscal years ended December 31, 2019 and 2018 and has not generated any revenues since inception.

Operating Expenses. Operating expenses for the fiscal year ended December 31, 2019 were $295,311, a decrease of $48,238 compared to December 31, 2018. For the year ended December 31, 2019, the decrease in  operating expenses was mainly due to a decrease in professional fees from $75,450 (2018) to $21,361 (2019), as offset by a small increase in general and administrative expenses from $18,099 (2018) to $23,950 (2019).   The decrease in professional fees is directly related to the completion of certain legal review work required in order for the Company to prepare for this Offering. Consulting fees remained constant at $250,000 for the years ended December 31, 2019 and 2018.

	For the year ended December 31, 2019 $	For the year ended December 31, 2018 $
Consulting fees	250,000	250,000
Professional Fees	21,361	75,450
General and Administrative Expenses	23,950	18,099

Operating Loss. We realized an operating loss of $295,311 for the year ended December 31, 2019 compared to $343,549 for the year ended December 31, 2018.

Net Loss. We incurred a net loss of $295,311, for the year ended December 31, 2019 compared to a net loss of $343,549 for the year ended December 31, 2018. The primary reason for the decrease in net loss is due to a reduction in professional fees paid in 2018 for accounting and legal services. Management will continue to make an effort to lower operating expenses and increase revenue.

We will continue to invest in further expanding our operations and a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting our name and our products. Given the fact that most of the operating expenses are fixed or have quasi-fixed character management expects them to significantly decrease as a percentage of revenues should revenues commence.

Six Months ended June 30, 2020 and 2019

Revenues. The Company did not generate any revenues in the six months ended June 30, 2020 and 2019 and has not generated any revenues since inception. We hope to generate revenues as we launch our project, but we cannot say with certainty whether we will be successful in product launch or generate any sales of the products we will offer.

Operating Expenses. Operating expenses for the six months ended June 30, 2020 were $163,307, an increase of $26,414compared to June 30, 2019. For the six months ended June 30, 2020, the increase in  operating expenses was mainly due to an increase in professional fees from $2,050 (2019) to $30,377 (2020), offset by a small decrease in general and administrative expenses from $9,843 (2019) to $9,930 (2020).   Consulting fees remained constant at $125,000 for the six months ended June 30, 2020 and 2019.

	For the six months ended June 30, 2020 $	For the six months ended June 30, 2019 $
Consulting fees	125,000	125,000
Professional Fees	30,377	2,050
General and Administrative Expenses	7,930	9,843

Operating Loss. We realized an operating loss of $163,307 for the six months ended June 30, 2020 compared to $136,893 for the six months ended June 30, 2019.

Net Loss. We incurred a net loss of $163,307, for the six months ended June 30, 2020 compared to a net loss of $136,893 for the six months ended June 30, 2019.  The primary reason for the increase in net loss is due to an increase in professional fees paid in 2020 for accounting and legal services. Management will continue to make an effort to lower operating expenses and increase revenue.

We will continue to invest in further expanding our operations and a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting our name and our products. Given the fact that most of the operating expenses are fixed or have quasi-fixed character management expects them to significantly decrease as a percentage of revenues should revenues commence.   Management expects to incur additional one-time expenses during fiscal 2020 for the costs of preparation of this Regulation A offering and audit fees related thereto.

LIQUIDITY AND CAPITAL RESOURCES

The Company has been in the start-up phase and has not generated any revenues from its operations, and there is no assurance of future revenues.  The Company does not currently have sufficient funds to carry on its business operations.

We incurred a net loss for the year ended December 31, 2019 and had an accumulated deficit of $1,110,675 at December 31, 2019 ($815,364 – December 31, 2018). At December 31, 2019, we had a cash balance of approximately $165, compared to no cash balance at December 31, 2018. At December 31, 2019, we had a working capital deficit of $788,414, compared to a working capital deficit of $534,103 at December 31, 2018. Our existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing. See note 2 to our financial statements for the year ended December 31, 2019 and 2018.

We also incurred a net loss for the six months ended June 30, 2020 and had an accumulated deficit of $1,273,982 at June 30, 2020. At June 30, 2020, we had a cash balance of $230, compared to a cash balance of $165 at December 31, 2019. At June 30, 2020, we had a working capital deficit of $951,721, compared to a working capital deficit of $788,414 at December 31, 2019. Our existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. Since our inception, we have raised capital through private sales of preferred stock, common stock, and debt securities.

We will be required to raise additional funds through public or private financing, collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support our operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for a minimum period of one year from the issuance of these financial statements.

The issuance of additional securities may result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming these loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms.

The effect of existing or probable government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan.

Cash Flow For the Six Months Ended June 30, 2020 and 2019

	For the six months ended June 30, 2020 $	For the six months ended June 30, 2019 $
Cash provided by (used in) operating activities	65	(38,906)
Cash used in investing activities	-	-
Cash provided by financing activities	-	39,987

Cash Used in Operating Activities

During the six months ended June 30, 2020 cash provided by operating activities of$65 primarily reflected our net losses for the period, offset by an increase to advances and accounts payable related parties of $147,292, an increase accounts payable and accrued liabilities of $16,080.

During the six months ended June 30, 2019 cash used in operating activities of $38,906 primarily reflected our net losses for the period, offset by an increase to advances and accounts payable related parties of $98,205, and a reduction to accounts payable and accrued liabilities of $218.

Cash Used in Investing Activities

During the six months ended June 30, 2020 and 2019, there was no cash used in investing activities.

Cash Provided by Financing Activities

During the six months ended June 30, 2020, there was no cash provided by financing activities.

During the six months ended June 30, 2019, cash provided by financing activities totaled $39,987, which consisted of proceeds from a private placement in the amount of $40,000, offset by a bank overdraft in the amount of $13.

Cash Flow For the Years Ended December 31, 2019 and 2018

 The following table summarizes our cash flows for the periods indicated below:

	For the year ended December 31, 2019 $	For the year ended December 31, 2018 $
Cash used in operating activities	(40,822)	(75,012)
Cash used in investing activities	-	-
Cash provided by financing activities	40,987	75,012

Cash Used in Operating Activities

During the fiscal year ended December 31, 2019 cash used in operating activities of $40,822 primarily reflected our net losses for the period, offset by accrued consulting fees of $250,000, an increase to related party payables of $2,573 and an increase to accounts payable of $1,916.

During the fiscal year ended December 31, 2018 cash used in operating activities of $75,012 primarily reflected our net losses for the period, offset by accrued consulting fees of $250,000, and an increase to related party payables of $18,537.

Cash Used in Investing Activities

During the fiscal years ended December 31, 2019 and 2018, there was no cash used in investing activities.

Cash Provided by Financing Activities

 For the fiscal years ended December 31, 2019 and 2018, cash provided by financing activities was $40,987 and $75,012, respectively. Results for fiscal 2019 includes proceeds from private placements of $41,000 offset by a bank overdraft of $13.  Results for fiscal 2018 includes proceeds from private placements of  $75,003 and repayment of bank overdraft of $9.

Revenue model

The Company envisions that its products and services will have a one-time cost to develop with very low incremental costs for each new application: that is, the first school district will break even and each subsequent school or district will provide the same revenue, but with progressively less cost to transform and support. This growing profit margin will enable Emaginos to improve products and services and develop the business.

The Company anticipates that it will create a group of model public/charter schools. The Company will charge a subscription fee to each of the schools implementing its program on a per student per day basis. The subscription will be an annual contract. The Company anticipates charging a fee of $3.50 per student per day.

The Company may also generate revenue from each of these schools with the sale of the curriculum, administrative, and operational software that supports the operation of the Emaginos system.

Along with revenue from establishing and operating a group of schools, Emaginos will have two companion products textbook free curriculum and back-office software and associated hosting services.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through the placement of the Emaginos system with schools or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Known Trends and Uncertainties Expected to Have a Material Impact on Revenues

Our ability to launch and market our project will have a material impact on revenues. We will be increasing our marketing efforts in the upcoming year. Due to this, we expect to see our customer base and number of Brand Partners to grow consistently over the next few quarters and expect those numbers to grow even more as we continue to expand our marketing efforts and add to our product portfolio. We expect to continue to see high retention rates as we continue to train our Brand Partners and provide them with a support system that promotes success and strong partnerships.

Off-Balance Sheet Arrangements
We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.
Going Concern

The Company has experienced net losses to date, and it has not yet generated revenue from operations.  We are in the process of registering shares to raise $3,000,000 under a Tier 2 Regulation A offering with the Securities and Exchange Commission and expect proceeds from the offering to allow us to continue to implement our current business plan, including the sale of subscription based software for K though 12.  We are currently relying on our officers and directors to fund shortfalls in our operations.  The Company expects it will require additional capital to fully implement the scope of its proposed business operations, which raises substantial doubt about its ability to continue as a going concern.  The Company will have to continue to rely on equity and debt financing. There can be no assurance that financing, whether debt or equity, will always be available to the Company in the amount required at any particular time or for any particular period or, if available, that it can be obtained on favorable terms.

The recent COVID-19 pandemic could have an adverse impact on the Company going forward.  COVID-19 has caused significant disruptions to the global financial markets, which may severely impact the Company’s ability to raise additional capital and to pursue certain planned business activities. The Company may be required to cease operations if it is unable to finance its’ operations. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is highly uncertain and subject to change. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to estimate the effects of the COVID-19 outbreak on its operations or financial condition in the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise funds or implement its planned business objectives to obtain profitable operations.
The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.
 Critical Accounting Policies
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Below are the Company’s significant accounting policies. Please refer to Note 2 of the Audited Financial Statements for the fiscal years ended December 31, 2019 and 2019 included herein for additional details of the Company’s significant accounting policies.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Related parties: For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Basic and Diluted Loss Per Share: In accordance with ASC Topic 260 – "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common stock had been issued and if the additional shares of common stock were dilutive.  There were no potentially dilutive securities outstanding during the periods presented in the accompanying financial statements.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, is the requirement to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors, Executive Officers, Promoters and Control Persons
 The following tables set forth information regarding the Company’s board of directors and its executive officers.
Name	Age	Position
Scott Taub	55	CEO, Chairman and Director
Allan C. Jones	78	President, CFO, Secretary and Director

Scott Taub serves as a director, Chief Executive Officer, Chairman and a director of the Company. Mr. Taub has experience as a technical consultant for large companies. His services include assistance in establishing policies and procedures, managing budgets and training employees in policies and procedures.  From 1999 to the present, Mr. Taub has worked with Redball Technical Services as a computer consultant/contractor to various companies in the satellite television industry and has managed various teams of employees and vendors.  Mr. Taub began his technical experience with his father’s company, “The Source” which was ultimately acquired by America Online. Mr. Taub’s experience working with his father at The Source and on other business endeavors has given him experience and knowledge on working with startup companies.  Mr. Taub’s father started developing Emaginos and since 2009 to the present, Mr. Taub has managed its development.

Allan C. Jones serves as a President, Secretary, Chief Financial Officer  and a director of the Company. From 2010 to the present, Mr. Jones was co-founder and officer of Mulligan Services, Inc. (www.mulliganservicesinc.com) where he works with a team to apply analytics to customize, manage, and optimize a broad range of services to help reduce recidivism. This activity has led to involvement with a number of homelessness reduction programs in Prince William County, Virginia, where he now serves on four County committees.  From 1984 to the present, Mr. Jones has worked as a senior researcher and planning consultant for the Center for Educational Leadership and Technology (CELT) where he assists schools, districts and states with technology planning.  From 2005 to the present, Mr. Jones has worked in building Emaginos. Mr. Jones has authored two books: Unleashing America’s Greatest Natural Resource: The Minds of Our Children, and  The United States: An Owner’s Manual.  Mr. Jones received a Bachelor of Science degree in Mechanical Engineering from the United States Naval Academy in 1967, a Masters of Arts in Education from Assumption College, Worcester, Massachusetts in 1978 and a certificate in computer learning from Central New England College of Technology in 1981.

Other Key Personnel:

Keith Larick, age 78,  serves as Chief Education Officer of the Company: Dr. Larick is known for his many education and technology innovations and is a national leader in the integration of technology into teaching and learning. For the past 30 years, Dr. Larick has participated in trend analysis, forecasting and studies of the future. As a renowned futurist and change agent he has served as a consultant and presenter to more than 500 businesses and educational organizations. Dr. Larick was appointed by the California Senate to serve on the California Master Plan for K-12 Education and California Technology Commission. He has served on the Executive Committee and Board of the Agency for Instructional Technology; a consultant for IBM, Compaq, ACER, AT&T, Digital Equipment Corporation, Global Digital Utilities Inc., and Emaginos Inc. In addition, he has served as president and CEO of Vistar Technologies software and consulting services company.

In addition to the management team, the Company has developed an advisory team that supports the Company and provides guidance and credibility and contacts as needed. The advisors include:

• Bill Brock – Former Senator from Tennessee and US Sec. of Labor - Brock served four terms in the House and then won the Republican nomination to face three-term incumbent U.S. Sen. Albert Gore Sr. in 1970, defeating country singer Tex Ritter in the primary.[1]

• Chet Curtis – President, International Software Technology[2]

• Dr. Jay Sanders Dr. Sanders is President and CEO of The Global Telemedicine Group, Professor of Medicine at Johns Hopkins University School of Medicine (Adjunct), and a founding board member of the American Telemedicine Association where he serves as President Emeritus.[3]

• Bonnie Bracey Sutton - Executive Director, The Power of US Foundation[4]

• Dr. Roger Schank - Roger Schank. Ph.D., is the Chairman and CEO of Socratic Arts, a company that delivers Story-Centered Curricula to businesses and schools. He is also the Executive Director and founder of Engines for Education.[5]

1 https://en.wikipedia.org/wiki/Bill_Brock
2 http://www.ist.com
3 https://vesaliusventures.com/advisors/jay-sanders
4 http://thepowerofus.org/
5 https://www.rogerschank.com/things-I-have-done

 Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since we are in the earlier stages of operations. We have two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Directors

 The Company is authorized to have at least one director but no more than ten. Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by the Board and hold office until removed by the Board, absent an employment agreement.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Virginia law. The Bylaws state any director or officer who is involved in litigation by reason of his or her position as a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights).

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

Committees of the Board

The Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does the Company have a written nominating, compensation or audit committee charter. The current Directors believe that it is not necessary to have such committees, at this time, because they can adequately perform the functions of such committees.

The Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Directors believes that, given the stage of the Company’s development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. The Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and does not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with the Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Risk Oversight

Effective risk oversight is an important priority of the Company. Because risks are considered in virtually every business decision, the Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the future full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s two Directors are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Company’s Directors review the Company’s internal accounting controls, practices and policies.

Code of Ethics

The Company has not adopted a code of ethics. The Company anticipates that it will adopt a code of ethics when either the number of Directors or the number of employees increases.

Director Independence
Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that none of its members meet the independence requirements.

  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation

The Company has accrued $150,000 per annum as compensation for Scott Taub, our Chief Executive Officer, Chairman and Director and $100,000 per annum for Allan Jones, our President, CFO, Secretary and a Director.   The amounts owed to each of Mr. Taub and Mr. Jones are reflected below under Related Party Transactions.

Employment Agreements

The Company has not entered into any written employment agreements with any officers or key personnel. The Company does have oral agreements with its two officers regarding base salary or other compensation as disclosed above. As of the date of this Offering, the Company has no employees other than our officers and directors.

Narrative Disclosure to Summary Compensation Table

There are currently no written employment agreements between the Company and its executive officers.  Compensation is accrued annually based on verbal agreements. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit-sharing plans for the benefit of our officers and directors other than as described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters
The following table sets forth, as of November 20 2020, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the Named Executives (see “Executive Compensation – Summary Compensation Table”), and (iv) our directors and executive officers as a group.
Unless otherwise indicated, the address of each shareholder is c/o our Company at 13428 Maxella Avenue, #144, Marina Del Ray, CA 90292
Name and Position	Shares Owned	Percent of Class (1)
Scott Taub, Director, Chairman and CEO	60,000,000 shares of common stock 1 share of Series A Preferred Stock	59.1% 100%
Allan Jones, Director, President, Secretary and CFO	6,000,000 shares of common stock	5.9%
All Officers and Directors as a Group (2 persons)	66,000,000 shares of common stock	65%
The Richard Gordon Trust – Beneficial Owner of over 5% (2)	9,120,000 shares of common stock	9%
(1)	Based on 101,541,500 shares issued and outstanding as of November 20, 2020.
(2)	The Richard Gordon Trust is beneficially owned by Richard Gordon

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Except as described below, during the past two fiscal years, and for the six months ended June 30, 2020 there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years:

As of June 30, 2020, and December 31, 2019, related parties are due a total of $933,398 and $786,106, respectively.

	June 30, 2020	December 31, 2019
Scott Taub	$583,398	$486,106
Allan Jones	350,000	300,000
Total related party payables	$933,398	$786,106

For six-month periods ended June 30, 2020 and 2019, respectively, the Company was invoiced a total of $75,000 as consulting services by Mr. Scott Taub, the Chairman, CEO and a director of the Company. For the six months ended June 30, 2020, Scott Taub paid a total of $22,292 on behalf of the Company for expenses.
For six-month periods ended June 30, 2020 and 2019, respectively, the Company was invoiced a total of $50,000 as consulting services by Mr. Allan Jones, President and a director of the Company.
As of December 31, 2019, and 2018, related parties are due a total of $786,106 and $533,533, respectively.

	December 31,
	2019	2018
Scott Taub	$486,106	$333,533
Allan Jones	300,000	200,000
Total related party payables	$786,106	$533,533

For each of the twelve-month periods ended December 31, 2019 and 2018, respectively, the Company was invoiced $150,000 as consulting services by Mr. Scott Taub, the Chairman, CEO and a director of the Company.

For each of the twelve-month periods ended December 31, 2019 and 2018, respectively, the Company was invoiced $100,000 as consulting services by Mr. Allan Jones, the President, CFO, Secretary and a director of the Company.

On July 31, 2020, the Company issued one (1) share of Series A Preferred stock to Scott Taub, an officer and director.   The Series A Preferred stock has voting rights granting the holder 51% of all votes (including common and preferred stock) entitled to vote at any meeting or on any matter brought before the stockholders of the Company.   The share of Series A Preferred stock is not convertible into, or exchangeable for shares of stock or any class or any other series of such class or any other securities (including common stock) and has no rights to dividends or proves of the assets of the Company upon any liquidation or winding up of the Company.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation, or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company's voting power will be held by Management through their combined beneficial ownership of 66,000,000 shares of Common Stock and 1 share of Preferred Stock, issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $500.00 (the 'Minimum Subscription').

A subscription for $500.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Transfer Online to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

Shares sold to a person who is not an accredited investor will only be sold to that person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A+ Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. In accordance with the requirements of Tier 2 of Regulation A+, we are required to publicly file annual, semiannual, and current event reports with the SEC. The SEC maintains an Internet website that contains reports and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

PART F/S

Emaginos, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
Emaginos, Inc.

Opinion on the Financial Statements
We have audited the accompanying balance sheets of Emaginos, Inc. (the Company) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Consideration of the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained recurring losses from operations, negative working capital, and insufficient liquidity which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2020.

Pinnacle Accountancy Group of Utah
(a dba of Heaton & Company, PLLC)
Farmington, Utah
November 24, 2020

Emaginos, Inc. Balance Sheets December 31, 2019 and 2018
Assets	December 31, 2019	December 31, 2018

Current assets
Cash and cash equivalents	$165	$-
Total current assets	165	-

TOTAL ASSETS	$165	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued liabilities	$2,473	$557
Advances and accounts payable, related parties	786,106	533,533
Bank overdraft	-	13
Total current liabilities	788,579	534,103

Total liabilities	788,579	534,103

Stockholders' equity (deficit)
Common stock, $0.0001 par value: shares authorized 250,000,000; 101,541,500 and 97,531,500 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	10,154	9,753
Additional Paid-in Capital	312,107	271,508
Accumulated deficit	(1,110,675)	(815,364)
Total stockholder's equity (deficit)	(788,414)	(534,103)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$165	$-

The accompanying notes are an integral part of these audited financial statements.

Emaginos, Inc. Statements of Operations For the Years Ended December 31, 2019 and 2018
	For the Years Ended December 31,
	2019	2018

Net sales	$-	$-

Operating expenses:
Consulting fees	250,000	250,000
Professional fees	21,361	75,450
General and administrative expenses	23,950	18,099
Total operating expenses	295,311	343,549

Net (loss)	$(295,311)	$(343,549)

Net (loss) per common shares (basic and diluted)	$(0.00)	$(0.00)

Weighted average shares outstanding (basic and diluted)	97,575,445	95,735,479

The accompanying notes are an integral part of these audited financial statements.

Emaginos, Inc. Statement of Changes In Stockholders' Equity (Deficit) For the Years Ended December 31, 2019 and 2018
	Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, December 31, 2017	90,005,000	$9,001	$197,257	(471,815)	(265,557)
Shares issued for private placements	7,526,500	752	74,251	-	75,003
Net loss for the year	-	-	-	(343,549)	(343,549)
Balance, December 31, 2018	97,531,500	9,753	271,508	(815,364)	(534,103)
Shares issued for private placements	4,010,000	401	40,599	-	41,000
Net loss for the year	-	-	-	(295,311)	(295,311)
Balance, December 31, 2019	101,541,500	$10,154	$312,107	$(1,110,675)	$(788,414)

The accompanying notes are an integral part of these audited financial statements.

Emaginos, Inc. Statements of Cash Flows For the Years Ended December 31, 2019 and 2018

	For the Years Ended December 31,
	2019	2018

Cash Flows From Operating Activities
Net loss	$(295,311)	$(343,549)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	1,916	-
Advances and accounts payable, related parties	252,573	268,537
Net cash (used by) operating activities	(40,822)	(75,012)

Cash Flows From Investing Activities
Net cash provided from (used by) investing activities	-	-

Cash Flows From Financing Activities
Bank overdraft	(13)	9
Proceeds from private placements	41,000	75,003
Net cash provided from financing activities	40,987	75,012

Increase (decrease) in cash and cash equivalents	165	-

Cash at beginning of year	-	-
Cash at end of year	$165	$-

SUPPLEMENTAL DISCLOSURES
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these audited financial statements.

EMAGINOS, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2019 and 2018

Note 1 – Description of Business and Basis of Presentation

Organization and nature of business:

EMAGINOS Inc.  ("EMAGINOS" or the "Company") was incorporated under the laws of the Commonwealth of Virginia on January 24, 2008.

The Company has completed its business development plan and expects to be engaged in the transformation of the K through 12 education system in all 50 states. The Company’s work will be performed through subscription services with terms of one (1) year.  These subscriptions will be offered by the Company on an annual renewal basis in order to offer software advancements and updates with each new subscription year.

Note 2 – Summary of Significant Accounting Policies

Financial Statement Presentation: The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Fiscal year end: The Company has selected December 31 as its fiscal year end.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents: The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Related parties: For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Income taxes: The Company has adopted ASC Topic 740 – "Income Taxes" ASC Topic 740 which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share: In accordance with ASC Topic 260 – "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common stock had been issued and if the additional shares of common stock were dilutive.  The Company has no potentially dilutive securities outstanding during the periods presented.

New Accounting Pronouncements: Recent accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”), (including its EITF, the AICPA and the SEC), did not or are not believed by management to have a material effect on the Company's present or future financial statements.

EMAGINOS, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2019 and 2018
Note 3 – Going Concern

The Company has experienced net losses to date, and it has not yet generated revenue from operations.  While the Company raised proceeds of $41,000 and $75,003 during the years ended December 31, 2019 and 2018, respectively, by way of private placement offerings, it does not believe its resources will be sufficient to meet its operating and capital needs beyond the second quarter of 2020. The Company expects it will require additional capital to fully implement the scope of its proposed business operations, which raises substantial doubt about its ability to continue as a going concern.  The Company will have to continue to rely on equity and debt financing. There can be no assurance that financing, whether debt or equity, will always be available to the Company in the amount required at any particular time or for any particular period or, if available, that it can be obtained on favorable terms.

The recent COVID-19 pandemic could have an adverse impact on the Company going forward.  COVID-19 has caused significant disruptions to the global financial markets, which may severely impact the Company’s ability to raise additional capital and to pursue certain planned business activities. The Company may be required to cease operations if it is unable to finance its’ operations. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is highly uncertain and subject to change. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to estimate the effects of the COVID-19 outbreak on its operations or financial condition in the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise funds or implement its planned business objectives to obtain profitable operations.

The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 – Related Party Transactions

As of December 31, 2019, and 2018, related parties are due a total of $786,106 and $533,533, respectively.

	December 31,
	2019	2018
Scott Taub	$486,106	$333,533
Allan Jones	300,000	200,000
Total related party payables	$786,106	$533,533

For each of the years ended December 31, 2019 and 2018, the Company was invoiced $150,000 as consulting services by Mr. Scott Taub, the Chairman, CEO and a director of the Company.

For each of the years ended December 31, 2019 and 2018, the Company was invoiced $100,000 as consulting services by Mr. Allan Jones, the President, CFO, Secretary and a director of the Company.

	Scott Taub	Allan Jones
Balance, December 31, 2017	$165,553	$100,000
Consulting services	150,000	100,000
Expenses advanced on behalf of the Company	36,523	-
Repayment	(18,543)	-
Balance, December 31, 2018	333,533	200,000
Consulting services	150,000	100,000
Expenses advanced on behalf of the Company	77,565	-
Repayment	(74,992)	-
Balance, December 31, 2019	$486,106	$300,000

EMAGINOS, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2019 and 2018
Note 5 – Capital Stock

The Company has authorized 250,000,000 shares of common stock, par value $0.0001.

During the year ended December 31, 2019, the Company sold an aggregate of 4,010,000 unregistered shares of its common stock and received aggregate proceeds of $41,000 pursuant to subscription agreements in private offerings.

During the year ended December 31, 2018, the Company sold an aggregate of 7,526,500 unregistered shares of its common stock at par value and received aggregate proceeds of $75,003 pursuant to subscription agreements in private offerings.

As of December 31, 2019 and 2018, there were 101,541,500 and 97,531,500, respectively, common shares issued and outstanding.

Note 6 – Income Taxes

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) was enacted including a one-time mandatory transition tax on accumulated foreign earnings and a reduction of the corporate income tax rate to 21% effective January 1, 2018. The Company is required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring its U.S. deferred tax assets and liabilities as well as reassessing the net realizability of its deferred tax assets and liabilities. The Company has remeasured its U.S. deferred tax assets at a statutory income tax rate of 21% during years ended December 31, 2019 and December 31, 2018.

The income tax expense (benefit) consisted of the following for the years ended December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31, 2018
Total current	$-	$-
Total deferred	-	-
	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The following is a reconciliation of the expected statutory federal income tax and state income tax provisions to the actual income tax benefit for the years ended December 31, 2019 and December 31, 2018:

	December 31, 2019	December 31, 2018
Expected benefit at federal statutory rate	$233,200	171,200
Non-deductible expenses	(157,500)	(105,000)
Valuation allowance	(75,700)	(66,200)
	$-	$-

EMAGINOS, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2019 and 2018

Note 6 – Income Taxes (continued)

The Company had deferred income tax assets for the years ended December 31, 2019 and 2018 as follows:
	December 31, 2019	December 31, 2018
Loss carryforwards	$62,000	$72,100
Less – consulting fees	(52,500)	(52,500)
Less - valuation allowance	(9,500)	(19,600)
Total net deferred tax assets	$-	$-

The Company has not yet filed its returns for the fiscal years ended December 31, 2019 and 2018.  The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented above. The Company had no accruals for interest and penalties at December 31, 2019.

Note 7 – Subsequent Events

On July 20, 2020, at a Special Meeting of the shareholders, the Company amended its articles of incorporation to authorize a total of 250,000,001 shares of capital stock of which 250,000,000 shares are common stock, par value $0.0001 and 1 share is Series A Preferred stock, par value $1.00.

On July 30, 2020, the amended articles of incorporation were accepted for filing by the Commonwealth of Virginia.

On July 31, 2020, the Company issued 1 share of Series A Preferred stock to Scott Taub.   The Series A Preferred stock has voting rights granting the holder 51% of all votes (including common and preferred stock) entitled to vote at any meeting or on any matter brought before the stockholders of the Company.   The share of Series A Preferred stock is not convertible into, or exchangeable for shares of stock or any class or any other series of such class or any other securities (including common stock) and has no rights to dividends or proves of the assets of the Company upon any liquidation or winding up of the Company.

The Company has determined to raise up to $3,000,000 by way of the sale of up to 12,000,000 shares of common stock at $0.25 per share.

The Company has evaluated events for the period of December 31, 2019 through the date of the issuance of these financial statements and determined that there are no additional events requiring disclosure.

EMAGINOS INC.
BALANCE SHEETS
(Unaudited)

	June 30, 2020	December 31, 2019

ASSETS
Current assets
Cash and cash equivalents	$230	$165
Total current assets	230	165

TOTAL ASSETS	$230	$165

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued liabilities	$18,553	$2,473
Advances and accounts payable, related parties	933,398	786,106
Total current liabilities	951,951	788,579

Total liabilities	951,951	788,579

Stockholders' equity (deficit)
Common stock, $0.0001 par value: shares authorized 250,000,000; 101,541,500 shares issued and outstanding as at June 30, 2020 and December 31, 2019	10,154	10,154
Additional paid-in capital	312,107	312,107
Accumulated deficit	(1,273,982)	(1,110,675)
Total stockholder's equity (deficit)	(951,721)	(788,414)
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$230	$165

The accompanying notes are an integral part of these unaudited financial statements.

EMAGINOS INC.
 STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months Ended June 30,
	2020	2019	2020	2019
Net sales	$-	$-	$-	$-

Operating expenses:
Consulting fees	62,500	62,500	125,000	125,000
Professional fees	22,016	-	30,377	2,050
General and administrative expenses	4,274	5,141	7,930	9,843
Total operating expenses	88,790	67,641	163,307	136,893

Net (loss)	$(88,790)	$(67,641)	$(163,307)	$(136,893)

Net (loss) per common shares (basic and diluted)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding
(basic and diluted)	101,541,500	97,531,500	101,541,500	97,531,500

The accompanying notes are an integral part of these unaudited financial statements.

EMAGINOS INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
For the three and six months ended June 30, 2020 and 2019
(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, December 31, 2019	101,541,500	$10,154	$312,107	$(1,110,675)	$(788,414)
Net loss for the period	-	-	-	(74,517)	(74,517)
Balance, March 31, 2020	101,541,500	10,154	312,107	(1,185,192)	(862,931)
Net loss for the period				(88,790)	(88,790)
Balance, June 30, 2020	101,541,500	$10,154	$312,107	$(1,273,982)	$(951,721)

	Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, December 31, 2018	90,096,885	$9,010	$197,905	$(815,364)	$(608,449)
Shares issued for private placements	10,000	1	99	-	100
Net loss for the period	-	-	-	(69,252)	(69,252)
Balance, March 31, 2019	90,106,885	9,011	198,004	(884,616)	(677,601)
Net loss for the period				(67,641)	(67,641)
Balance, June 30, 2019	90,106,885	$9,011	$198,004	$(952,257)	$(745,242)

The accompanying notes are an integral part of these unaudited financial statements.

EMAGINOS INC.
STATEMENTS OF CASH FLOWS
(Unaudited)
	For Six Months ended June 30,
	2020	2019
Cash Flows From Operating Activities
Net loss	$(163,307)	$(136,893)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	16,080	(218)
Advances and accounts payable, related parties	147,292	98,205
Net cash provided by (used by) operating activities	65	(38,906)

Cash Flows From Investing Activities
Net cash provided from (used by) investing activities	-	-

Cash Flows From Financing Activities
Bank overdraft	-	(13)
Proceeds from private placement	-	40,000
Net cash provided from financing activities	-	39,987

Increase in cash and cash equivalents	65	-

Cash at beginning of year	165	-
Cash at end of year	$230	$1,081

SUPPLEMENTAL DISCLOSURES
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

EMAGINOS INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
Six months ended June 30, 2020 and 2019

Note 1 – Description of Business and Basis of Presentation

Organization and nature of business:

EMAGINOS Inc.  ("EMAGINOS" or the "Company") was incorporated under the laws of the State of Virginia on January 24, 2008.

The Company has completed its business development plan and expects to be engaged in the transformation of the K through 12 education system in all 50 states. The Company’s work will be performed through subscription services with terms of one (1) year.  These subscriptions will be offered by the Company on an annual renewal basis in order to offer software advancements and updates with each new subscription year. Presently the Company is completing   an offering under Regulation A to raise capital to fully implement its business plan.

Note 2 – Summary of Significant Accounting Policies

Financial Statement Presentation: The unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Fiscal year end: The Company has selected December 31 as its fiscal year end.

Use of Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents: The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Related parties: For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Company and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

Income taxes: The Company has adopted ASC Topic 740 – "Income Taxes" ASC Topic 740 which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share: In accordance with ASC Topic 260 – "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common stock had been issued and if the additional shares of common stock were dilutive.  There were no potentially dilutive securities outstanding during the periods presented.

New Accounting Pronouncements: Recent accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”), (including its EITF, the AICPA and the SEC), did not or are not believed by management to have a material effect on the Company's present or future financial statements.

EMAGINOS INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
Six months ended June 30, 2020 and 2019

Note 3 – Going Concern

The Company has experienced net losses to date, and it has not yet generated revenue from operations.  We are in the process of registering shares to raise $3,000,000 under a Tier 2 Regulation A offering with the Securities and Exchange Commission and expect proceeds from the offering to allow us to continue to implement our current business plan, including the sale of subscription based software for K though 12.  We are currently relying on our officers and directors to fund shortfalls in our operations.  The Company expects it will require additional capital to fully implement the scope of its proposed business operations, which raises substantial doubt about its ability to continue as a going concern.  The Company will have to continue to rely on equity and debt financing. There can be no assurance that financing, whether debt or equity, will always be available to the Company in the amount required at any particular time or for any particular period or, if available, that it can be obtained on favorable terms.

The recent COVID-19 pandemic could have an adverse impact on the Company going forward.  COVID-19 has caused significant disruptions to the global financial markets, which may severely impact the Company’s ability to raise additional capital and to pursue certain planned business activities. The Company may be required to cease operations if it is unable to finance its’ operations. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is highly uncertain and subject to change. Management is actively monitoring the situation but given the daily evolution of the COVID-19 outbreak, the Company is not able to estimate the effects of the COVID-19 outbreak on its operations or financial condition in the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise funds or implement its planned business objectives to obtain profitable operations.

The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 – Related Party Transactions

As of June 30, 2020 and December 31, 2019, related parties are due a total of $933,398 and $786,106, respectively.

	June 30, 2020	December 31, 2019
Scott Taub	$583,398	$486,106
Allan Jones	350,000	300,000
Total related party payables	$933,398	$786,106

For three-month periods ended June 30, 2020 and 2019, respectively, the Company was invoiced a total of $37,500 as consulting services by Mr. Scott Taub, the Chairman, CEO and a director of the Company. For six-month periods ended June 30, 2020 and 2019, respectively, the Company was invoiced a total of $75,000 as consulting services by Mr. Scott Taub, the Chairman, CEO and a director of the Company. For the six months ended June 30, 2020, Scott Taub paid a total of $22,292 on behalf of the Company for expenses.

For three-month periods ended June 30, 2020 and 2019, respectively, the Company was invoiced a total of $25,000 as consulting services by Mr. Allan Jones, President, CFO, Secretary and a director of the Company. For six-month periods ended June 30, 2020 and 2019, respectively, the Company was invoiced a total of $50,000 as consulting services by Mr. Allan Jones, President and a director of the Company.

EMAGINOS INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
Six months ended June 30, 2020 and 2019

Note 5 – Capital Stock

The Company has authorized 250,000,000 shares of common stock, par value $0.0001.

During the year ended December 31, 2019, the Company sold an aggregate of 4,010,000 unregistered shares of its common stock and received aggregate proceeds of $41,000 pursuant to subscription agreements in private offerings. Of these cumulative share sales in fiscal 2019, a total of $40,000 was received in the six month period ended June 30, 2019 with the remaining $1,000 received during the fiscal year ended December 31, 2019.   The Company had issued 10,000 shares for $100 of the subscribed for shares as at June 30, 2019.  The remaining 40,000,000 shares were issued subsequent to June 30, 2019 but prior to December 31, 2019.

There were no shares issued during the six months ended June 30, 2020.

As of June 30, 2020 and December 31, 2019, there were 101,541,500 common shares issued and outstanding.

Note 6 – Subsequent Events

On July 20, 2020, at a Special Meeting of the shareholders, the Company amended its articles of incorporation to authorize a total of 250,000,001 shares of capital stock of which 250,000,000 shares are common stock, par value $0.0001 and 1 share is Series A Preferred stock, par value $1.00.

On July 30, 2020, the amended articles of incorporation were accepted for filing by the Commonwealth of Virginia.

On July 31, 2020 the Company issued 1 share of Series A Preferred stock to Scott Taub.   The Series A Preferred stock has voting rights granting the holder 51% of all votes (including common and preferred stock) entitled to vote at any meeting or on any matter brought before the stockholders of the Company.   The share of Series A Preferred stock is not convertible into, or exchangeable for shares of stock or any class or any other series of such class or any other securities (including common stock) and has no rights to dividends or proves of the assets of the Company upon any liquidation or winding up of the Company.

The Company has determined to raise up to $3,000,000 by way of the sale of up to 12,000,000 shares of common stock at $0.25 per share.

The Company has evaluated events for the period of June 30, 2020 through the date of the issuance of these financial statements and determined that there are no additional events requiring disclosure.

PART III: EXHIBITS
INDEX TO EXHIBITS

Description	Exhibit Number

Articles of Incorporation*	EX1A-3.1†
Articles of Amendment to Articles of Incorporation of Emaginos, Inc. dated September 22, 2011*	EX1A 3.1.1†
Articles of Amendment to Articles of Incorporation of Emaginos, Inc. dated July 20, 2020	EX1A 3.1.2†
Bylaws dated November 2, 2018#	EX1A 3.2†
Amended Bylaws dated July 20, 2020	EX1A 3.2.1†
Power of Attorney (included on signature page)	EX1A 10.1†
Consent of Independent Auditor	EX1A 11.1†
Legal Opinion of SD Mitchell & Associates, PLC	EX1A 12.1†
*Incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 7, 2011.
#Incorporated by reference to the Company's Registration Statement as amended on Form S-1/A filed with the Securities and Exchange Commission on March 8, 2019.
† Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Marina Del Rey, county of Los Angeles, State of California, on November 25, 2020.

Emaginos, Inc

By:	/s/Scott Taub
Name: Scott Taub
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Taub as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Scott Taub	Date: November 25, 2020
Name: Scott Taub Title: Chief Executive Officer, Director, Chairman of the Board (Principal Executive Officer)

/s/Allan Jones	Date: November 25, 2020
Name: Allan Jones Title: President, Chief Financial Officer and Director (Principal Financial Officer)